As filed with the Securities and Exchange Commission on May 5, 2000.
                                                           Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                                   ----------
                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------
                            APPLIED BIOMETRICS, INC.
             (Exact name of registrant as specified in its charter)

                      MINNESOTA                        41-1508112
           (State or other jurisdiction of          (I.R.S. Employer
            incorporation or organization)         Identification No.)

                                                      ANDREW M. WEISS
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER
   501 EAST HIGHWAY 13, SUITE 108            501 EAST HIGHWAY 13, SUITE 108
     BURNSVILLE, MINNESOTA 55337               BURNSVILLE, MINNESOTA 55337
           (952) 890-1123                              (952) 890-1123
 (Address, including zip code, and          (Name, address, including zip code,
telephone number, including area code,        and telephone number, including
 of registrant's principal executive          area code, of agent for service)
              offices)

                              With Copies to:
               Bruce A. Machmeier, Esq. and Michael J. Kolar, Esq.
                        Oppenheimer Wolff & Donnelly LLP
                 Plaza VII, Suite 3400, 45 South Seventh Street
                          Minneapolis, Minnesota 55402
                                 (612) 607-7000

                                 ---------------
        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

                                 ---------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                              PROPOSED MAXIMUM    PROPOSED MAXIMUM        AMOUNT OF
        TITLE OF EACH CLASS OF                AMOUNT TO BE     OFFERING PRICE    AGGREGATE OFFERING   REGISTRATION FEE
      SECURITIES TO BE REGISTERED            REGISTERED (1)    PER SHARE (2)          PRICE (2)              (2)
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share.... 1,102,500 shares      $ 3.00            $ 3,307,500            $ 874
======================================================================================================================

(1) In addition, pursuant to rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of shares as may be issued in respect of stock splits, stock dividends and similar transactions.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 under the Securities Act on the basis of the average of the high and low reported sales prices of the Registrant's Common Stock on May 2, 2000 on the Nasdaq SmallCap Market.

                                 ---------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

         THE INFORMATION CONTAINED IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL A REGISTRATION STATEMENT COVERING THE SECURITIES AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.


--------------------------------------------------------------------------------
                    SUBJECT TO COMPLETION, DATED MAY 5, 2000

                             PRELIMINARY PROSPECTUS





                                1,102,500 SHARES

                           [LOGO] APPLIED BIOMETRICS


                                  COMMON STOCK

                             -----------------------
         By means of this prospectus, certain shareholders of Applied Biometrics, Inc. are offering to sell up to 1,102,500 shares of Applied Biometrics' common stock. These shares include shares that were issued and sold in private placements as well as shares that are issuable upon exercise of outstanding warrants.

         The prices at which these selling shareholders may sell their shares will be determined by the prevailing market price for our common stock or in negotiated transactions. We will not receive any proceeds from their sale of such shares.

         Our common stock is listed on the Nasdaq SmallCap Market and trades under the symbol "ABIO." On May 2, 2000, the closing price of a share of our common stock on the Nasdaq SmallCap Market was $ 3.00.

        INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS"
                              BEGINNING ON PAGE 4.

                             ----------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                             -----------------------


                  THE DATE OF THIS PROSPECTUS IS _______, 2000.

                                TABLE OF CONTENTS

                                                                       Page No.
                                                                       --------

Where You Can Find More Information ........................................3

Forward Looking Statements .................................................4

About Applied Biometrics....................................................4

Risk Factors................................................................4

Plan of Distribution........................................................11

Selling Shareholders........................................................14

Legal Matters...............................................................17

Experts.....................................................................17


                         ------------------------------

         You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of common stock means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or a solicitation of an offer to buy shares of our common stock in any circumstances under which the offer or solicitation is unlawful.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" into this prospectus the information contained in the documents we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will update and supersede this information. We are incorporating by reference the following documents:

         (a)      our Annual Report on Form 10-K for the year ended December 31,
                  1999,

         (b)      our Current Report on Form 8-K, filed on April 17, 2000,

         (c) our Quarterly Report on Form 10-Q for the period ended March 31, 2000, and

         (d) the description of our common stock contained in our registration statement on Form 8-A filed on July 23, 1993 and amended by a Form 8-A/A filed on July 30, 1993, as well as any subsequent amendments or reports filed for the purpose of updating such description.

         We are also incorporating by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the distribution is completed. Our SEC file number is 0-22146.

         You may request a copy of these filings, at no cost, by writing to our Corporate Secretary at Applied Biometrics, Inc., 501 East Highway 13, Suite 108, Burnsville, Minnesota 55337 or by telephone at (952) 890-1123.

                           FORWARD LOOKING STATEMENTS

         This prospectus contains "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "expect," "anticipate," "plan," "may," "estimate" or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from any future results, performance or achievements expressed in or implied by forward looking statements. Factors that may impact forward looking statements include, among other things:

         * our dependence on and need for further development of the Basis System, our only product,
         *        our limited experience and financial resources,
         *        the uncertainty of our future results,
         *        the uncertainty of market acceptance of the Basis System,
         *        our need for additional financing,
         *        the regulated nature of the medical device market,
         *        competitive factors, and
         * other risk factors discussed in the "Risk Factors" section below in this prospectus and from time to time in our filings with the Securities and Exchange Commission.

                            ABOUT APPLIED BIOMETRICS

         We are a late-development stage medical device company engaged in the researching, developing, manufacturing and marketing advanced cardio-vascular and hemodynamic diagnostic and monitoring systems. We believe that our core competencies in ultrasound technology, signal processing, cardiac anatomy, and hemodynamics position us to develop and commercialize a range of cardiac diagnostic and patient monitoring products. Our Basis(TM) Cardiac Output Monitor and RealFlow(TM) Cardiac Output Probe, used together and called the "Basis System," are designed to provide real-time cardiac output monitoring in surgical and post-operative, intensive care unit settings.

         Applied Biometrics was founded in 1984 to develop and market a cardiac output monitoring system using an ultrasound probe mounted in an endotrachial tube. After a number of years of research and development, we decided in 1996 to focus our efforts on a derivative of this device; a new, intra-operative cardiac output system using a disposable ultrasound probe applied directly to the ascending aorta. These efforts have resulted in the Basis System, which is in the final stages of development.

         We are incorporated in Minnesota and have our principal executive offices at 501 East Highway 13, Suite 108, Burnsville, Minnesota 55337. Our telephone number is (952) 890-1123.

                                  RISK FACTORS

         AN INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE MADE ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AS WELL AS ALL OF THE OTHER MATTERS SET FORTH ELSEWHERE IN THIS PROSPECTUS.

WE HAVE A HISTORY OF LOSSES AND ANTICIPATE FUTURE LOSSES AND CANNOT ASSURE YOU OF OUR ABILITY TO CONTINUE AS A GOING CONCERN

         We have experienced continued and significant operating losses since our inception in 1984 that have resulted in an accumulated deficit. We anticipate continuing operating losses for the near future.

Our ability to continue as a going concern or to ultimately generate revenues from operations and achieve profitability depend on a number of factors, including:

         * our ability to successfully complete development work on and commercialize the Basis System, and

         * the costs and time needed to implement our marketing, sales and manufacturing activities.

         We cannot assure you that we will be able to successfully introduce the Basis System, generate revenues, or achieve profitability at any time in the future.

WE ARE DEPENDENT ON THE BASIS SYSTEM AS OUR SOLE PRODUCT, AND MAY BE UNSUCCESSFUL IN COMPLETING ITS DEVELOPMENT

         Our success depends on the Basis System, which currently is our only product. Although product prototypes were found to perform consistently with our expectations in lab and mammal tests, early results from our product evaluations of the Basis System indicated the need for modifications in order to meet our product performance expectations. Although we believe that we have made significant progress completing certain of these modifications and are conducting additional product evaluations, we cannot be certain that all necessary modifications have been or can be timely and successfully developed. If we are unable to timely and successfully make necessary product modifications, this could delay or prevent successful commercialization of the Basis System and would have a material, adverse effect on our business.

WE PREVIOUSLY FAILED IN MARKETING TWO PRIOR DEVICES, AND CANNOT ASSURE YOU THAT PERFORMANCE PROBLEMS WILL NOT OCCUR IN THE BASIS SYSTEM

         From 1984 to 1994, we developed and marketed two ultrasound-based cardiac output devices. The first device was integrated into an endotrachial tube. The second device was a predecessor to the current Basis System. Both products were sold in the 1990's in small quantities. We discontinued our selling activities because of unreliable product performance caused primarily by inadequate probe sensitivity, signal processing difficulties, and hardware performance constraints. Although we believe that the Basis System includes design changes that correct the problems in the prior systems, we cannot be certain that performance problems will not occur in clinical use of the Basis System, or that problems will not adversely affect our ability to sell this product and in turn, adversely affect our business.

WE ANTICIPATE NEEDING ADDITIONAL FINANCING IN THE NEAR TERM AND ANY FAILURE TO OBTAIN SUCH FINANCING WILL HAVE AN ADVERSE EFFECT ON OUR BUSINESS

         We expect that additional financing will be needed to fund our product commercialization plans. If our operational plans do not progress as anticipated, our ability to attract additional financing could be impaired. We cannot be certain that we will be able to obtain any additional financing. If further financing is not obtained, this will have a material, adverse effect on our business.

THE BASIS SYSTEM MAY NOT GAIN MARKET ACCEPTANCE

         The commercial success of the Basis System will depend on its acceptance by cardiac surgeons and other medical specialists. Acceptance will depend on clinical validation results and the following conclusions by these medical professionals:

         *        that the Basis System is accurate, reliable and effective, and

         * that it offers enhanced functionality relative to current cardiac output monitoring technologies.

         We cannot be certain that our product will provide clinical benefits considered superior by these professionals. Nor can we be certain that a sufficient number of professionals will use the Basis System for commercial success to be achieved. There may be greater reluctance to accept this product for two reasons. The first reason is that the Basis System uses a different method of clinical assessment than do products that use well-established technologies. The second reason is that it is an improved version of our product that failed to achieve commercial success in the early 1990's. Substantial efforts may need to be focused on educating the market about our technologically different approach and the improvements in the Basis System over our prior cardiac output monitoring systems. Failure of the Basis System to achieve market acceptance would have a material, adverse effect on our business.

WE LACK MANUFACTURING EXPERIENCE AND MAY NOT BE ABLE TO MANUFACTURE COMMERCIAL QUANTITIES OF THE BASIS SYSTEM

         We currently plan to manufacture the Basis System internally. However, we have limited manufacturing experience and could encounter difficulties in scaling up production. These problems may include, among other things:

         * estimating optimal product volume requirements and production yields,
         *        controlling and anticipating product costs,
         *        managing quality control and component supply, and
         *        dealing with shortages of qualified personnel.

         We cannot be certain that manufacturing difficulties will not occur that could have a material, adverse effect on our business.

WE LACK MARKETING EXPERIENCE AND MAY NOT BE ABLE TO EFFECTIVELY SELL THE BASIS SYSTEM

         Currently, none of our personnel have experience in marketing the Basis System, and we do not have any established sales capabilities. We cannot be certain that our marketing efforts will result in commercial sales. Nor can we be sure that we will be able to hire and develop an effective sales force and distribution network without incurring substantial delays or costs, or at all. Failure to develop an effective direct sales organization or an effective distribution network would have a material, adverse effect on our business.

WE FACE SIGNIFICANT COMPETITION FROM WELL ESTABLISHED COMPETITORS AND TECHNOLOGIES AND MAY BE UNABLE TO SELL OUR PRODUCTS AT PROFITABLE LEVELS AS A RESULT

         Competition in the market for cardiac output monitoring is intense. Edwards Lifesciences Corporation, Johnson and Johnson, and Abbott Critical Care currently dominate the cardiac output monitoring market. These companies make and sell products that measure cardiac output by the widely used thermal dilution method. Although we believe that our Basis System represents significant improvements over products currently in the marketplace, we must be able to effectively demonstrate the beneficial features of the Basis System and maintain competitive pricing. Competition in our market may force us to lower our prices and this could adversely impact our profits. Many of the companies that we compete with have more resources than we do and have well-established operations. These competitors also have more research and development, manufacturing, marketing, and sales capabilities than we do. To effectively compete with them we will need to:

         *        demonstrate the advantages of the Basis System,
         * protect the patents and proprietary rights associated with the Basis System,
         *        become and remain a technology leader, and
         *        generate sales.

         We cannot be certain that we will be able to successfully compete against our current or future competitors.

THE BASIS SYSTEM HAS ONLY A LIMITED HISTORY OF USE IN HUMANS AND MAY NOT PERFORM AT ACCEPTABLE LEVELS IN CLINICAL USE

         Although we have completed extensive research and conducted lab and animal testing on the Basis System, we have conducted only limited human testing. While we believe the results of these activities support good performance of our product, we cannot be certain that these activities will identify all of the technical issues or potential problems that may occur when using the Basis System in humans with different anatomical structures and varying disease characteristics. We are conducting human evaluations, and cannot be certain that we will get good results, or that modifications will not be needed. If modifications are needed, we cannot be certain that all modifications can be timely and successfully developed. If the Basis System to fails to achieve acceptable results in future evaluations, or if modifications are not timely or successfully developed, this could lead to delays in the introduction and market acceptance of the Basis System. A delay in the market introduction of the Basis System would have an adverse impact on our business.

WE MUST CONTINUE TO KEEP PACE WITH TECHNOLOGY IN OUR INDUSTRY OR OUR BUSINESS WILL SUFFER

         Even if the Basis System is successfully developed and accepted, it may become outdated by new technology and innovations or changes in the medical marketplace. Our success will depend in part on being able to respond quickly to medical and technological changes and to develop and introduce new versions of the Basis System in response to competitive innovations. New product introductions will cause us to incur additional research and development costs and may require new regulatory approvals. We cannot be certain that we will successfully identify new market opportunities and develop new products. Nor can we be certain that these new products will receive regulatory approvals or be accepted by the marketplace.

OUR CUSTOMERS MAY NOT BE ABLE TO ACHIEVE ADEQUATE REIMBURSEMENT FOR USING OUR PRODUCTS, WHICH WOULD CAUSE OUR PRICING AND BUSINESS TO SUFFER

         The Basis System will generally be purchased by hospitals that will seek reimbursement from various public and private third party payers, such as Medicare and private insurance companies, for the health care services provided to patients. We cannot be certain that these third party payers will consider use of the Basis System cost-effective. If the Basis System is not considered cost-effective and not approved for reimbursement, this will adversely affect the future of the Basis System and our business. Even if the third party payers approve the Basis System for reimbursement, we cannot be sure that the amount of approved reimbursement will be high enough for us to generate profits from selling the Basis System. Furthermore, the amount of reimbursement for treatment for various cardiac diseases could decrease in the future. This could require us to lower our selling price of the Basis System. Failure by hospitals and other users of our products to receive sufficient reimbursement for use of the Basis System could have an adverse impact on our business.

WE MAY NOT BE ABLE TO ADEQUATELY ENFORCE OR PROTECT OUR INTELLECTUAL PROPERTY RIGHTS OR TO PROTECT OURSELVES AGAINST INFRINGEMENT CLAIMS OF OTHERS

         Our success depends in part on our ability to obtain and maintain patent protection for our products, preserve our trade secrets, and operate without infringing the proprietary rights of other parties. We have U.S. and foreign patents and pending patent applications related to many aspects of the Basis System. The validity and breadth of claims covered in medical technology patents involve complex legal and factual questions and, therefore, may be highly uncertain. Specifically, we cannot be certain that:

         *        any of our current patents will be maintained,
         * patents under pending applications or any future patent applications will be issued,
         * the scope of any patent protection will exclude competitors or provide competitive advantages to us,
         * any of our patents will be held valid if subsequently challenged,
         * others will not claim rights in or ownership of the patents and other proprietary rights held by us, or
         * the Basis System or other products and processes will not infringe, or be alleged to infringe, the proprietary rights of others.

         If we are found to have infringed on the rights of a third party, we may be unable to market our products without a license from such third party. We cannot be certain that we would be able to obtain such a license on satisfactory terms, or at all. Furthermore, we cannot be certain that others have not developed, or will not develop, similar products or manufacturing processes. Nor can we be certain that others will not design around our patents. In addition, whether or not additional patents are issued to us, others may hold or receive patents that contain claims having a scope that covers products that we subsequently develop.

         We also rely on unpatented trade secrets to protect our proprietary technology, and we cannot be certain that:

         * others will not independently develop or otherwise acquire substantially equivalent technologies,
         * others will not gain access to our proprietary technology or disclose such technology, or
         * we can ultimately protect meaningful rights to such unpatented proprietary technology.

         There has been substantial litigation regarding patent and other intellectual property rights in the medical device industry. Litigation could result in substantial cost to and diversion of effort by our company but may be necessary to:

         *        enforce patents issued to us,
         *        protect trade secrets or know-how owned by our company,
         * defend us against claimed infringement of the rights of others, or
         * to determine the ownership, scope or validity of the proprietary rights of our company and others.

         An adverse determination in litigation could force us to incur significant liabilities to third parties and require us to seek licenses from third parties. It could also prevent us from manufacturing, selling or using our products. The occurrence of any of these situations could have a material adverse effect on our business.

WE ARE SUBJECT TO EXTENSIVE AND RIGOROUS GOVERNMENTAL REGULATION, WHICH COULD ADVERSELY IMPACT OUR ABILITY TO SELL PRODUCTS

         Medical device companies are subject to extensive and rigorous regulation by the FDA in the United States and by comparable agencies in foreign countries. The FDA regulates all aspects of a medical device including its:

         *        introduction,
         *        labeling and manufacturing,
         *        sale and distribution,
         *        marketing, advertising, and promotion, and
         *        the record keeping procedures for such device.

         We believe that the 510(k) marketing clearance received from the FDA in 1991 for our trans-aortic system is valid for the Basis System. However, the FDA can withdraw that marketing clearance either temporarily or permanently. An FDA withdrawal could occur due to failure to comply with regulatory standards or the occurrence of unforeseen problems with the Basis System. The FDA has the power to limit or prevent the manufacture or distribution of the Basis System. The FDA could also require a recall of the Basis System. FDA regulations depend heavily on administrative interpretation, and we cannot be certain that future interpretation made by the FDA or other regulatory bodies, with possible retroactive effect, will not adversely affect us. The FDA and various agencies inspect our business and facilities from time to time. The inspections are to determine whether we are in compliance with regulations relating to medical device manufacturing. These regulations govern manufacturing, testing, quality control and product labeling practices. A determination that we are in material violation of such regulations could lead to the imposition of civil penalties such as:

         *        fines,
         *        product recalls
         *        product seizures, or,
         *        in extreme cases, criminal sanctions.

         Furthermore, we cannot be certain that the government regulations will not change, and thereby prevent us from temporarily or permanently marketing the Basis System. The withdrawal by the FDA of its marketing approval for the Basis System, the recall of the Basis System or similar regulatory action would have an adverse effect on our business.

         As part of our strategy, we expect to seek to sell our products in international markets. As a result, our products will be subject to regulations that vary from country to country. The process of receiving foreign regulatory approvals in certain countries can be time consuming and expensive. We cannot be certain that we will be able to receive foreign regulatory approvals or clearances on a timely basis or at all. Delays or failure to receive such approvals or clearances, or failure to comply with existing or future regulatory requirements, could have an adverse effect on our financial condition and operating results.

HEALTH CARE REFORM INITIATIVES MAY IMPACT THE MANNER IN WHICH WE CONDUCT OUR BUSINESS

         The sales and profits of medical device companies may be affected by the efforts of government and third-party payers to contain or reduce the costs of health care. In the United States there have been, and may continue to be, many federal and state proposals to control health care costs. These proposals are intended to control public and private spending on health care, and provide universal public access to the health care system. If enacted, these proposals may result in a substantial restructuring of the health care system. Significant changes in the nation's health care system may have a substantial impact on the manner in which we conduct our business. Similarly, the marketing and sale of our products in foreign countries could be adversely affected by health care reform in such countries. Any such changes could adversely affect our business.

WE MAY BE UNABLE TO RECRUIT NECESSARY PERSONNEL OR RETAIN KEY OFFICERS, WHICH WOULD ADVERSELY AFFECT OUR BUSINESS

         We need to expand our personnel in all functions in order to support development and commercialization of the Basis System. Our success depends on our ability to attract and retain capable technical staff as well as sales and marketing personnel in the future. Our inability to hire personnel as needed may result in an adverse impact on our business. In addition, we currently depend on the services of Andrew M. Weiss, our President and Chief Executive Officer. The loss of Mr. Weiss could adversely affect our business.

WE INTEND TO SELL PRODUCTS INTERNATIONALLY, WHICH WILL EXPOSE US TO CURRENCY FLUCTUATIONS AND OTHER RISKS

         Our plan to distribute the Basis System in international markets involves certain risks that may prohibit or severely restrict foreign sales. These risks include:

         * tariffs, quotas, and taxes that may be imposed by foreign governments on the sales of our product,
         *        political and economic instability of foreign countries,
         *        restrictions on import or export of technology, and
         *        limited patent and trademark protection.

         Currency fluctuations could also cause the Basis System to become less affordable or less price competitive in international markets. Any of these factors would adversely impact our ability to sell the Basis System internationally, and could have a material, adverse impact on our business.

WE DEPEND ON KEY SUPPLIERS AND ANY CHANGE IN THESE RELATIONSHIPS COULD ADVERSELY AFFECT US

         We have many suppliers for most of the components used in the Basis System. However, several components are currently available from only a few vendors and some are nearing the end of their product life cycle and availability. If we are not able to obtain components on a timely basis or identify, validate and purchase alternative components, this will have an adverse impact on our ability to fill orders from customers and in turn could adversely effect our business.

WE ARE EXPOSED TO PRODUCT LIABILITY CLAIMS AND FACE FINANCIAL RISK AS A RESULT

         The medical device industry is subject to substantial litigation. We could face product liability claims if the Basis System results or is assumed to have resulted in adverse effects to a patient. Although we have product liability insurance, we cannot be certain that the coverage limits of our insurance policies will be sufficient. Nor can we assume that product liability insurance will be available to us in the future. A product liability claim or other claim related to uninsured liabilities or in excess of insured liabilities could have a material, adverse effect on our business.

POSSIBLE ISSUANCES OF PREFERRED SHARES AND ANTI-TAKEOVER PROVISIONS COULD AFFECT THE PRICE OF OUR COMMON STOCK

         Under our Articles of Incorporation our board of directors can issue up to 5,000,000 undesignated shares of capital stock. The board can fix the rights, preferences, privileges and restrictions, including voting rights, of such undesignated shares without any further vote or action by our shareholders. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any undesignated shares that may be created and issued in the future. The issuance of undesignated shares could also have the effect of delaying, deferring or preventing a change in control of our company.

         In addition, we are subject to certain anti-takeover provisions under Minnesota corporate law. The board's ability to issue undesignated shares and these anti-takeover provisions could discourage other parties from attempting to acquire us. In turn, this could deprive our shareholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices and may also depress the market price of our common stock.

WE ARE REQUIRED TO INDEMNIFY CERTAIN PERSONS AND FACE FINANCIAL RISK AS A RESULT

         Our Articles of Incorporation provide that we will indemnify our directors and officers to the maximum extent permitted by Minnesota law. Although we maintain insurance on behalf of these persons, we may be required to indemnify them against liability not covered by or in excess of this insurance. This could result in substantial expenditures by us or prevent any recovery from such persons for losses incurred by us as a result of their actions.

WE DO NOT INTEND TO PAY DIVIDENDS

         We have never paid any cash dividends on our common stock and we do not plan to pay cash dividends in the foreseeable future.

                              PLAN OF DISTRIBUTION

         We are registering the resale of 1,102,500 shares of our common stock on behalf of certain selling shareholders. All of the shares were issued by us in connection with private placement financings or are issuable upon exercise of outstanding warrants. We will not receive any proceeds from this offering.

         The selling shareholders named in the table below or pledgees, donees, transferees or other successors-in-interest selling shares received from a named selling shareholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus may sell the shares from time to time. All of such persons are "selling shareholders" as that term is used in this prospectus. The selling shareholders will act independently of Applied Biometrics in making decisions with respect to the timing, manner and size of each sale.

         Sales by the selling shareholders may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The selling shareholders may effect such transactions by selling the shares to or through broker-dealers. The shares may be sold by one or more of, or a combination of, the following:

         * a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

         * purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus,
         * an exchange distribution in accordance with the rules of such exchange,
         * ordinary brokerage transactions and transactions in which the broker solicits purchasers, and
         *        in privately negotiated transactions.

         In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

         To the extent required, this prospectus may be amended or supplemented from time to time in the manner discussed below to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in the resales.

         The selling shareholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with selling shareholders. The selling shareholders also may sell shares short and redeliver the shares to close out such short positions. The selling shareholders may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling shareholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or on a default the broker-dealer may sell the pledged shares pursuant to this prospectus.

         Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling shareholders. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers or the selling shareholders may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act in connection with sales of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. The selling shareholders have advised Applied Biometrics that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by selling shareholders.

         The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, each selling shareholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling shareholders. Because selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to the selling shareholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

         We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

         * the name of each such selling shareholder and of the participating broker-dealer(s),
         *        the number of shares involved,
         *        the price at which such shares were sold,
         * the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,
         * that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and
         *        other facts material to the transaction.

         In addition, upon being notified by a selling shareholder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares, we will file a supplement to this prospectus.

         We will bear all costs, expenses and fees in connection with the registration of the shares. The selling shareholders will bear all commissions and discounts, if any, attributable to the sales of the shares. The selling shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

                              SELLING SHAREHOLDERS

         The following table sets forth information regarding the shares offered and the beneficial ownership of common stock by the selling shareholders. Information is also provided with respect to any position, office or material relationship that a selling shareholder has had with Applied Biometrics within the past three years. Except as described in the footnotes below, the selling shareholders possess sole voting and investment power with respect to the shares shown. The shares offered by this prospectus may be offered from time to time by the selling shareholders named below.

                                                                                       SHARES BENEFICIALLY OWNED
                                                          SHARES         NUMBER OF      AFTER COMPLETION OF THE
                                                       BENEFICIALLY        SHARES           OFFERING(1),(2)
                                                      OWNED PRIOR TO       BEING
            NAME OF SELLING SHAREHOLDER               THE OFFERING(1)     OFFERED       NUMBER      % OF CLASS(3)
Miller, Johnson & Kuehn, Inc.(4)
5500 Wayzata Boulevard, Suite 800
Minneapolis, MN 55416..............................       25,575(5)         8,825       16,750(6)          *

Miller, Johnson & Kuehn, Inc.(4) Investment Pool
5500 Wayzata Boulevard, Suite 800
Minneapolis, MN 55416..............................        5,000(7)         5,000           --             *

David B. Johnson(8)
c/o Miller, Johnson & Kuehn, Inc.
5500 Wayzata Blvd., Suite 800
Minneapolis, MN 55416..............................      618,320(9)        10,369      454,733(10)       7.7%

------------------------------
*    Less Than 1%

(1) Based upon questionnaires received from the selling shareholder, or their representative, in connection with the preparation of a registration statement on Form S-3, of which this prospectus is a part.
(2) This assumes all shares being offered and registered hereunder are sold, although the selling shareholders are not required to sell any shares.
(3) Based upon 5,881,504 shares of common stock outstanding as of April 30, 2000.
(4) Miller, Johnson & Kuehn, Incorporated ("MJK") acts as the principal market maker for our common stock and we maintain an investment banking relationship with the firm. During 1999 and 2000, we engaged MJK as our agent in connection with three private placements totaling 1,340,000 shares, and 525,000 warrants to purchase shares, of common stock. In consideration of MJK's services, we paid MJK selling commissions of $292,875, equal to 10% of the aggregate price of the securities sold by MJK in the private placements, and issued MJK warrants to purchase 93,250 shares of common stock. We also reimbursed MJK for certain expenses and its legal fees in connection with the placements. From time to time we may enter into similar arrangements with MJK regarding private placements, securities offerings or other investment banking activities.
(5) Amount includes warrants to purchase 25,575 shares that are exercisable within sixty days.
(6) Amount includes warrants to purchase 16,750 shares that are exercisable within sixty days.
(7) Amount includes warrants to purchase 5,000 shares that are exercisable within sixty days.
(8) David B. Johnson is a principal shareholder in the firm of Miller, Johnson & Kuehn, Incorporated. Subsequent to the closing of the private placements discussed above in Footnote No. 4, MJK transferred 19,469 of the warrants it received in the private placements to Mr. Johnson.
(9) Amount includes 294,950 shares beneficially owned by Mr. Johnson's wife, 250 shares beneficially owned by his son, the shares owned by the David B. Johnson Family Foundation, and warrants to purchase 19,469 shares that are exercisable within sixty days. Mr. Johnson has sole voting and dispositive power with respect to 141,102 shares and shares voting and dispositive power with respect to 477,218 shares.
(10) Amount includes warrants to purchase 9,100 shares that are exercisable within sixty days.

David B. Johnson(8) Family Foundation
5500 Wayzata Blvd., Suite 800
Minneapolis, MN 55416..............................      182,018(11)      153,218       28,800             *

Paul R. Kuehn(12)
c/o Miller, Johnson & Kuehn, Inc.
5500 Wayzata Blvd., Suite 800
Minneapolis, MN 55416..............................       94,469(13)       10,369       84,100(14)       1.4%

Eldon C. Miller(15)
c/o Miller, Johnson & Kuehn, Inc.
5500 Wayzata Blvd., Suite 800
Minneapolis, MN 55416..............................       80,206(16)        3,456       76,750(17)       1.3%

Stanley D. Rahm(18)
c/o Miller, Johnson & Kuehn, Inc.
5500 Wayzata Blvd., Suite 800
Minneapolis, MN 55416..............................       81,556(19)        3,456       78,100(20)       1.3%

Joseph D. Leach(21)
c/o Miller, Johnson & Kuehn, Inc.
5500 Wayzata Blvd., Suite 800
Minneapolis, MN 55416..............................       11,025(22)       11,025           --             *

Aaron Boxer Revocable Trust
Aaron Boxer Trustee u/a dtd 8/1/89
7287 Sidonia Court
Boca Raton, FL 33433-6932..........................      609,333(23)      146,000      463,333           7.8%

-----------------------------
*    Less Than 1%

(11) Amount includes warrants to purchase 76,609 shares that are exercisable within sixty days.
(12) Paul R. Kuehn is a principal shareholder in the firm of Miller, Johnson & Kuehn, Incorporated. Subsequent to the closing of the private placements discussed above in Footnote No. 4, MJK transferred 19,469 of the warrants it received in the private placements to Mr. Kuehn.
(13) Amount includes warrants to purchase 19,469 shares that are exercisable within sixty days.
(14) Amount includes warrants to purchase 9,100 shares that are exercisable within sixty days.
(15) Eldon C. Miller is a principal shareholder in the firm of Miller, Johnson & Kuehn, Incorporated. Subsequent to the closing of the private placements discussed above in Footnote No. 4, MJK transferred 5,206 of the warrants it received in the private placements to Mr. Miller.
(16) Amount includes warrants to purchase 5,206 shares that are exercisable within sixty days.
(17) Amount includes warrants to purchase 1,750 shares that are exercisable within sixty days.
(18) Stanley D. Rahm is a principal shareholder in the firm of Miller, Johnson & Kuehn, Incorporated. Subsequent to the closing of the private placements discussed above in Footnote No. 4, MJK transferred 7,506 of the warrants it received in those private placements to Mr. Rahm.
(19) Amount includes warrants to purchase 7,506 shares that are exercisable within sixty days.
(20) Amount includes warrants to purchase 4,050 shares that are exercisable within sixty days.
(21) Joseph D. Leach is an associate in the firm of Miller, Johnson & Kuehn, Incorporated. Subsequent to the closing of the private placements discussed above in Footnote No. 4, MJK transferred 11,025 of the warrants it received in those private placements to Mr. Leach.
(22) Amount includes warrants to purchase 11,025 shares that are exercisable within sixty days.
(23) Amount includes warrants to purchase 73,000 shares that are exercisable within sixty days.

Andrew M. Weiss(24)
4515 Moorland Avenue
Edina, MN 55424....................................      347,668(25)        2,000      345,668(26)       5.6%

Camille M. Meyer(27)
615 Fairview Avenue S.
St. Paul, MN 55116.................................       57,420(28)        2,000       55,420(29)         *

Demetre M. Nicoloff(30)
1492 Hunter Rd.
Wayzata, MN 55391..................................      112,500(31)       10,000      102,500(32)       1.7%

Bruce A. Machmeier(33) & Andrea M. Machmeier
Jt/Ten
5500 Brookview Avenue
Edina, MN 55424....................................        6,000(34)        6,000           --             *

Pyramid Trading Ltd Partnership
440 South LaSalle, Suite 700
Chicago, IL 60605..................................      215,400(35)      215,400           --             *

Sol Menche & Rochelle Menche Jt/Ten
241 Viola Rd.
Monsey, NY 10952...................................      153,846(36)      153,846           --             *

Jeffrey D. Rahm(37) & Susan D. Rahm Jt/Ten
16810 45th Avenue N.
Plymouth, MN 55446.................................       25,385(38)       15,384       10,001             *

Kyle Mansfield
Mansfield & Foley
1108 Nicollet Mall, Suite 200
Minneapolis, MN 55403..............................       15,384(38)       15,384           --             *

---------------------------
*    Less Than 1%

(24) Andrew M. Weiss is the President, Chief Executive Officer and a director of Applied Biometrics.
(25) Amount includes options to purchase 343,168 shares, and warrants to purchase 1,000 shares, that are exercisable within sixty days.
(26) Amount includes options to purchase 343,168 shares that are exercisable within sixty days.
(27) Camille M. Meyer is the Vice President, Finance, Chief Financial Officer and Secretary of Applied Biometrics.
(28) Amount includes options to purchase 54,420 shares, and warrants to purchase 1,000 shares, that are exercisable within sixty days.
(29) Amount includes options to purchase 54,420 shares that are exercisable within sixty days.
(30) Dr. Demetre M. Nicoloff is a director of Applied Biometrics.
(31) Amount includes options to purchase 40,000 shares, and warrants to purchase 5,000 shares, that are exercisable within sixty days.
(32) Amount includes options purchase 40,000 shares that are exercisable within sixty days.
(33) Bruce A. Machmeier, Esq. is a partner with the firm of Oppenheimer Wolff & Donnelly LLP, Applied Biometrics' legal counsel.
(34) Amount includes warrants to purchase 3,000 shares that are exercisable within sixty days.
(35) Amount includes warrants to purchase 107,700 shares that are exercisable within sixty days.
(36) Amount includes warrants to purchase 76,923 shares that are exercisable within sixty days.
(37) Jeffrey D. Rahm is an associate in the firm of Miller, Johnson and Kuehn, Incorporated.
(38) Amount includes warrants to purchase 7,692 shares that are exercisable within sixty days.

John A. Altmann
12486 65th Avenue N.
Chippewa Falls, WI 54729...........................       20,384(38)       15,384        5,000             *

John J. Altmann Sr.
701 West Haven Road
Chippewa Falls, WI 54729...........................       15,384(38)       15,384           --             *

Paul Forsberg
932 Nine Mile Cove
Hokins, MN 55343...................................      300,000(39)      300,000           --             *
                                                                        ---------
                                                                        1,102,500
                                                                        =========

----------------------------
*    Less than 1%

(39) Amount includes warrants to purchase 150,000 shares that are exercisable within sixty days.



                                  LEGAL MATTERS

         Certain legal matters regarding the validity of the shares of common stock offered hereby will be passed upon by Oppenheimer Wolff & Donnelly LLP. As noted above, Bruce A. Machmeier is one of the selling shareholders and a partner with the firm of Oppenheimer Wolff & Donnelly LLP.

                                     EXPERTS

Our financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 1999, and incorporated by reference in this prospectus and the related registration statement have been audited by Ernst & Young LLP, independent auditors, as of and for the year ended December 31, 1999, and by PricewaterhouseCoopers LLP, independent accountants, as of and for the year ended December 31, 1998. Our financial statements are incorporated by reference in reliance on the reports of Ernst & Young LLP and PricewaterhouseCoopers LLP, given on their authority as experts in accounting and auditing. The report of Ernst & Young LLP, as of and for the year ended December 31, 1999, contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 2 to the financial statements included in our Annual Report on Form 10-K. Audited financial statements included in subsequently filed documents will be incorporated by reference in this prospectus and the related registration statement in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission), given on their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The table below sets forth the estimated expenses (except the SEC registration fee, which is an actual expense) in connection with the offer and sale of the shares of common stock covered by this Registration Statement. None of these expenses will be borne by the selling shareholders.

         Registration fee................................  $    874
         Blue sky fees...................................     2,000
         Legal fees and expenses.........................     5,000
         Accounting fees and expenses....................     6,000
         Miscellaneous...................................     1,000
                                                          ---------
                  Total.................................. $  14,874
                                                          =========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Minnesota Statutes Section 302A.521 provides that a Minnesota business corporation must indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights. The Company's Restated Articles of Incorporation require the Company to provide indemnification to the fullest extent of the Minnesota indemnification statute.

         Article VII of the Company's Bylaws provides that each director, officer, employee or agent, past or present, of the Company, and each person who serves or may have served at the request of the Company as a director, officer employee or agent of another corporation or employee benefit plan, and their respective heirs, administrators and executors, shall be indemnified by the Company in accordance with, and to the fullest extent permissible by, applicable state law.

         The Company maintains directors' and officers' liability insurance, including a reimbursement policy in favor of the Company.

         Pursuant to registration rights agreements entered into between the Company and the selling shareholders in connection with the private placements of the shares covered by this Registration Statement, the selling shareholders are required to indemnify the Company's officers and directors against certain civil liabilities that they may incur under the Securities Act as a result of information provided by the selling shareholders for use in connection with this Registration Statement and the related prospectus.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit       Description of Exhibit
-------       ----------------------

4.1 Restated Articles of Incorporation of Applied Biometrics, as amended (incorporated by reference to Exhibit 3.1 to Applied Biometrics' Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 0-22146)).

4.2           Bylaws of Applied Biometrics (incorporated by reference to Exhibit
              3.2 to Applied Biometrics' Registration Statement on Form SB-2 (File No. 33-63754C)).

4.3 Form of Common Stock Certificate of Applied Biometrics (incorporated by reference to Exhibit 4.1 to Applied Biometrics' Registration Statement on Form SB-2 (File No. 33-63754C)).

5.1 Opinion and Consent of Oppenheimer Wolff & Donnelly LLP (filed herewith electronically).

23.1          Consent of Oppenheimer Wolff & Donnelly LLP (included in Exhibit
              5.1).

23.2          Consent of Ernst & Young LLP (filed herewith electronically).

23.3 Consent of PricewaterhouseCoopers LLP (filed herewith electronically).


ITEM 17. UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           Provided, however, that paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Burnsville, State of Minnesota.

Dated: May 5, 2000                     APPLIED BIOMETRICS, INC.

                                       By: /s/ Andrew M. Weiss
                                           -------------------------------------
                                           Andrew M. Weiss
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew M. Weiss and Camille M. Meyer as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement or any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                            Title                                  Date
---------                            -----                                  ----
/s/ Andrew M. Weiss                  President and Chief Executive          May 5, 2000
--------------------------------     Officer (Principal Executive
Andrew M. Weiss                      Officer) and Director

/s/ Camille M. Meyer                 Vice President of Finance and Chief    May 5, 2000
--------------------------------     Financial Officer (Principal
Camille M. Meyer                     Financial and Accounting Officer)

/s/ Norman Dann                      Director                               May 5, 2000
--------------------------------
Norman Dann

/s/ Jeffrey Green                    Director                               May 5, 2000
--------------------------------
Jeffrey Green

/s/ Demetre Nicoloff, M.D., PhD.     Director                               May 5, 2000
--------------------------------
Demetre Nicoloff, M.D., PhD.

                                  EXHIBIT INDEX


Item No.    Description                                 Method of Filing
--------    -----------                                 ----------------
4.1         Restated Articles of Incorporation of
            Applied Biometrics, as amended............. Incorporated by reference to
                                                        Exhibit 3.1 to Applied Biometrics'
                                                        Annual Report on Form 10-K for the
                                                        year ended December 31, 1999 (File
                                                        No. 0-22146).

4.2         Bylaws of Applied Biometrics............... Incorporated by reference to
                                                        Exhibit 3.2 to Applied Biometrics'
                                                        Registration Statement on Form
                                                        SB-2 (File No. 33-63754C).

4.3         Form of Common Stock Certificate of
            Applied Biometrics......................... Incorporated by reference to
                                                        Exhibit 4.1 to Applied Biometrics'
                                                        Registration Statement on Form
                                                        SB-2 (File No. 33-63754C).

5.1         Opinion and Consent of Oppenheimer
            Wolff & Donnelly LLP....................... Filed herewith electronically.

23.1        Consent of Oppenheimer Wolff &
            Donnelly LLP............................... Included in Exhibit 5.1.

23.2        Consent of Ernst & Young LLP............... Filed herewith electronically.

23.3        Consent of PricewaterhouseCoopers
            LLP........................................ Filed herewith electronically.